UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2022

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-08940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 274-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.33 1/3 par value	MO	New York Stock Exchange
1.000% Notes due 2023	MO23A	New York Stock Exchange
1.700% Notes due 2025	MO25	New York Stock Exchange
2.200% Notes due 2027	MO27	New York Stock Exchange
3.125% Notes due 2031	MO31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On October 19, 2022, Altria Group, Inc. (“Altria”) issued a press release, a copy of which is attached as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K, announcing that a subsidiary of Altria had entered into an agreement with a subsidiary of Philip Morris International Inc. (“PMI”) under which Altria will assign exclusive U.S. commercialization rights to the IQOS Tobacco Heating System® (“IQOS System”) effective April 30, 2024 in exchange for certain consideration.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01.	Other Events.

On October 19, 2022 (the “Effective Date”), Altria Client Services LLC (“ALCS”), a subsidiary of Altria, and Altria (solely with respect to certain provisions thereunder), entered into a purchase agreement (the “Purchase Agreement) with Triaga Inc. (“Triaga”), a subsidiary of PMI, and PMI (solely with respect to certain provisions thereunder) to, among other things, transition and ultimately conclude the relationship between Altria and PMI with respect to the IQOS System in the U.S. Under the terms of the Purchase Agreement, (i) ALCS received a payment from Triaga of $1.0 billion upon entry into the Purchase Agreement, (ii) Triaga is obligated to make an additional payment of $1.7 billion (plus interest thereon from the Effective Date at a per annum rate equal to 6%) to ALCS by July 15, 2023, for a total cash payment of approximately $2.7 billion, and (iii) ALCS agreed to assign to Triaga exclusive U.S. commercialization rights to the IQOS System effective April 30, 2024.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Purchase Agreement, which is attached as Exhibit 99.2 and incorporated by reference in this Current Report on Form 8-K.

This Current Report on Form 8-K contains certain forward-looking statements with respect to the Purchase Agreement with PMI, which are subject to various risks and uncertainties. Such forward looking statements relate to, among other things, Altria’s receipt of future cash payments. Factors that may cause actual results to differ include risks relating to Altria’s ability to realize the expected benefits of the transaction in the expected manner or timeframe, if at all, and the outcome of any legal proceedings or investigations that may be instituted against the parties or others related to the transaction. Other risk factors are detailed from time to time in Altria’s quarterly reports on Form 10-Q and most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this Current Report on Form 8-K. Altria assumes no obligation to provide any revisions to, or update, any projections and forward-looking statements contained in this Current Report on Form 8-K.

(d)    Exhibits

Item 9.01.	Financial Statements and Exhibits.

99.1	Altria Group, Inc. Press Release, dated October 19, 2022 (furnished under Item 7.01)

99.2	Purchase Agreement, dated October 19, 2022, by and among Triaga Inc., Altria Client Services LLC, and solely for the purposes of Article 4 thereof, Philip Morris International Inc. and Altria Group, Inc.*

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

*	Certain portions of this exhibit have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ W. HILDEBRANDT SURGNER, JR.
Name:	W. Hildebrandt Surgner, Jr.
Title:	Vice President, Corporate Secretary and Associate General Counsel

DATE: October 19, 2022

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